United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2025

SOLIDION TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41323	87-1993879
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13344 Noel Road, Suite 1100

Dallas, TX 75240

(Address of principal executive offices, including zip code)

(972) 918-5120

Registrant’s telephone number, including area code:

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STI	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy Continued Listing Rule or Standard; Transfer of Listing.

Non-Compliance with Minimum Bid Price

As previously disclosed in a Current Report on Form 8-K filed on August 7, 2024, Solidion Technology, Inc. (the “Company”) received a notice from the Listing Qualifications staff (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) that because the closing bid price for the Company’s common stock had fallen below $1.00 per share for 30 consecutive business days, the Company no longer complied with the minimum bid price requirement for continued listing on the Nasdaq Global Market under Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Rule”). Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), at the time, the Company had been provided an initial compliance period of 180 calendar days, or until January 28, 2025, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of the Company’s common stock must meet or exceed $1.00 per share for a minimum of 10 consecutive business days prior to January 28, 2025.

On January 29, 2025, the Company received a Staff determination letter that stated the Company had not regained compliance with the Bid Price Rule, and, as a result, the Company’s common stock is now subject to delisting from the Nasdaq Global Market at the opening of business on February 7, 2025. The Company may submit a written request to appeal the Staff’s determination to a Hearings Panel, no later than February 5, 2025, which request would stay the suspension of the Common Stock and the filing of the Form 25-NSE pending the Hearings Panel’s decision.

The Company intends to submit a request to the Panel to appeal the Staff’s determination no later than February 5, 2024. The Company previously obtained shareholder approval of a reverse stock split in the range of 1-for-10 to 1-for-50. The board of directors of the Company, in its sole discretion, has the authority to determine the final ratio for a reverse stock split and implement such as a means to regain compliance with the Bid Price Rule, if necessary. Any such determination will be publicly announced.

Item 7.01 Regulation FD Disclosure.

Compliance with Minimum Market Value of Publicly Held Shares and Minimum Market Value of Listed Securities

As previously disclosed in a Current Report on Form 8-K filed on September 3, 2024, the Company received written notice from Nasdaq that (i) it was not in compliance with Nasdaq Listing Rule 5450(b)(2)(C), which requires the Company’s listed securities to maintain a minimum market value of publicly held shares of $15 million (the “MVPHS Rule”), and (ii) the Company’s minimum market value of listed securities (“MVLS”) was less than $50 million, which did not meet the requirement for continued listing on The Nasdaq Global Market, as required by Nasdaq Listing Rule 5450(b)(2)(A) (the “MVLS Rule”).

On January 30, 2025, the Company received a letter from the Staff notifying the Company that it had regained compliance with the MVPHS Rule and the MVLS Rule and that both matters are now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2025

SOLIDION TECHNOLOGY, INC.

By:	/s/ Jaymes Winters
Name:	Jaymes Winters
Title:	Chief Executive Officer

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